Exhibit 4(a)

This Warrant has not been registered under the Securities Act of 1933, as amended, or applicable state securities laws, nor the securities laws of any other jurisdiction. This Warrant may not be sold or transferred in the absence of an effective registration statement under those securities laws or an opinion of counsel, in form and substance satisfactory to the Company, that the sale or transfer is pursuant to an exemption to the registration requirements of those securities laws.

                                -----------------


                          PRO TECH COMMUNICATIONS, INC.

              (Incorporated under the laws of the State of Florida)

          Void after 5:00 p.m., New York City time, on October 28, 2003

                                                             Warrant to Purchase
                                                             1,125,000 Shares of
                                                                    Common Stock

                 Warrant for Purchase of Shares of Common Stock

No. 3

     FOR VALUE RECEIVED, PRO TECH COMMUNICATION, INC. (the "Company"), a Florida corporation, on this 29th day of September, 2000 (the "Grant Date") hereby issues this warrant (the "Warrant") and certifies that Austost Anstalt Schaan (the "Holder") is granted the right, subject to the provisions of the Warrant, to purchase from the Company one million one hundred twenty-five thousand (1,125,000) fully paid and nonassessable shares of Common Stock, $0.001 par value, of the Company at a price of $0.50 per share (such exercise price per share hereinafter referred to as the "Exercise Price") in accordance with the terms and exercise schedule set forth herein. This Warrant is issued pursuant to that certain Securities Purchase and Supplemental Exchange Rights Agreement dated as of the date hereof ("Securities Purchase Agreement") between the Company, NCT Group, Inc., Balmore Funds, S.A., Austost Anstalt Schaan and Zakeni Limited.

     The term "Common Stock" means the shares of Common Stock, $0.001 par value, of the Company as constituted on the Grant Date of this Warrant, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

      1.    Exercise of Warrant.
            -------------------

     1.1 General. This Warrant may be exercised by the Holder in whole or in part at any time, or from time to time, during the period commencing at 9:00 a.m., New York City local time, on September 29, 2000, and expiring at 5:00 p.m., New York City local time, on October 28, 2003, or, if such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day.

     1.2 Mechanics of Exercise. Subject to the restrictions and limitations set forth above, this Warrant may be exercised by presentation and surrender hereof to the Company at its principal office with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form and instruments of transfer, if appropriate, duly executed by the Holder. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Company of this Warrant, together with the Warrant Exercise Form and the Exercise Price, at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

        2.  Mandatory Exercise of Warrant.
            -----------------------------

     2.1 Company Right. The Company has the right to require the Holder to exercise this Warrant in accordance with the following terms and schedule (such requirement a "Mandatory Exercise"):

          (a) the Company may, in its sole discretion, require the Holder in one or more Mandatory Exercises, pursuant to one or more Notices of Mandatory Exercise (as defined in Section 2.2 below), to exercise this Warrant in part for up to and including three hundred seventy-five thousand (375,000) shares of Common Stock on or after any such date that (i) the Closing Bid Price (as defined below) of the Common Stock for each of the previous fifteen (15) consecutive Trading Days (as defined below) (each such period a "Test Period") equals or exceeds $0.68 per share, and (ii) the average daily trading volume of the Common Stock during such Test Period is equal to or greater than one hundred fifty thousand (150,000) shares; and

          (b) the Company may, in its sole discretion, require the Holder in one or more Mandatory Exercises, pursuant to one or more Notices of Mandatory Exercise, to exercise this Warrant in part for a total of up to and including seven hundred fifty thousand (750,000) shares of Common Stock on or after any such date that (i) the Closing Bid Price of the Common Stock during such Test Period equals or exceeds $0.94 per share, and (ii) the average daily trading volume of the Common Stock during such Test Period is equal to or greater than one hundred fifty thousand (150,000) shares; and

          (c) the Company may, in its sole discretion, require the Holder in one or more Mandatory Exercises, pursuant to one or more Notices of Mandatory Exercise, to exercise this Warrant for a total of up to and including one million one hundred twenty-five thousand (1,125,000) shares of Common Stock on or after any such date that (i) the Closing Bid Price of the Common Stock during such Test Period equals or exceeds $1.135 per share, and (ii) the average daily trading volume of the Common Stock during such Test Period is equal to or greater than one hundred fifty thousand (150,000) shares;

provided further, that (i) the Company shall not submit a Notice of Mandatory Exercise (as defined in Section 2.2) within a period of thirty (30) Trading Days from any previous Notice of Mandatory Exercise, and (ii) the Company's right to require a Mandatory Exercise pursuant to any of subsections a, b or c above, after the conditions in the relevant subsection are met, shall continue indefinitely and shall not be effected by any subsequent changes in the Common Stock's Closing Bid Price or changes to the average daily trading volume of the Common Stock with respect to the Company's right under each subsection.

If, pursuant to a Mandatory Exercise, this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder.

For purposes of this Warrant, the following terms shall have the following meanings:

          (i) "Closing Bid Price" means, for any security as of any date, the last Closing Bid Price on the Nasdaq National Market System (the "Nasdaq-NM") as reported by Bloomberg Financial Markets ("Bloomberg"), or, if the Nasdaq-NM is not the principal trading market for such security, the last Closing Bid Price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last Closing Bid Price of such security in the over-the-counter market on the pink sheets or bulletin board for such security as reported by Bloomberg, or, if no Closing Bid Price is reported for such security by Bloomberg, the last closing trade price of such security as reported by Bloomberg. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined in good faith by the Board of Directors of the Company (all as appropriately adjusted for any stock dividend, stock split or other similar transaction during such period);

          (ii) "Trading Day" shall mean (i) a day on which the Common Stock is traded on The Nasdaq Small Cap Market, the Nasdaq National Market or other registered national stock exchange on which the Common Stock has been listed, or (ii) if the Common Stock is not listed on The Nasdaq Small Cap
     Market, the Nasdaq National Market or any registered national stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board.

     2.2 Notice to Holder and Holder's Response. Such a Mandatory Exercise by the Company, as provided for in Section 2.1, shall be effectuated by providing notice to the Holder by facsimile transmission of a mandatory exercise (a "Notice of Mandatory Exercise"). Upon receipt by the Holder of a facsimile copy of a Notice of Mandatory Exercise (the "Date of Receipt"), the Holder shall within five (5) business days of the Date of Receipt exercise this warrant for the number of shares specified in such Notice of Mandatory Exercise by presentation and surrender of the Warrant to the Company with the duly executed Warrant Exercise Form attached hereto and accompanied by payment of the relevant Exercise Price.

     2.3 Holder's Failure to Timely Exercise. If the Holder shall fail to exercise the Warrant within five (5) business days of the Date of Receipt, then all rights under the Warrant automatically shall be extinguished.

     3. Reservation of Shares. The Company will at all times reserve for issuance and delivery upon exercise of this Warrant all shares of Common Stock of the Company from time to time receivable upon exercise of this Warrant. All such shares shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and nonassessable and free of all preemptive rights.

     4. Transfer to Comply with the Securities Act; Registration Rights.

     4.1 Warrant Shares Transfer to Comply with the Securities Act of 1933. The Warrant Shares may not be sold or otherwise disposed of unless registered pursuant to the provisions of the Securities Act of 1933, as amended (the "1933 Act"), or an opinion of counsel in form and content satisfactory to the Company is obtained stating that such sale or other disposition is made in compliance with an available exemption from such registration. Any sale or other disposition of the Warrant Shares must also comply with all applicable state securities laws and regulations.

            4.2   Registration Rights.

          (a) Reference is made to the Registration Rights Agreement, dated as of the date hereof, to which the Company, Balmore Funds, S.A., Austost Anstalt Schaan and Zakeni Limited are parties (the "Pro Tech Registration Rights Agreement"). The Warrant Shares are Registrable Securities, as that term is used in the Pro Tech Registration Rights Agreement. Subject to and in accordance with the provisions of the Pro Tech Registration Rights Agreement (the terms of which are incorporated herein by reference), the Company agrees to file a registration statement or an amendment to its registration statement on Form SB-1 (or other equivalent short form registration statement) which shall include the Warrant Shares (as so filed or amended, the "Registration Statement"), pursuant to the 1933 Act, by the SB-1 Filing Deadline and to have the registration of the Warrant Shares completed and effective within one year from the closing by the Registration Deadline (as those terms are defined in the Registration Rights Agreement) and to maintain such registration. The Company's obligations under the Pro Tech Registration Rights Agreement and the other terms and conditions thereof with respect to the Warrant Shares, including, but not necessarily limited to, the Company's commitment to file a registration statement including the Warrant Shares, to have the registration of the Warrant Shares completed and effective, and to maintain such registration, are incorporated herein by reference.

          (b) In addition to the registration rights referred to in the preceding provisions of Section 4.2(a), effective after the expiration of the effectiveness of the Registration Statement as contemplated by the Pro Tech Registration Rights Agreement, the Holder shall have piggy-back registration rights with respect to the Warrant Shares then held by the Holder or then subject to issuance upon exercise of this Warrant (collectively, the "Remaining Warrant Shares"), subject to the conditions set forth below. If, at any time after the Registration Statement has ceased to be effective, the Company participates (whether voluntarily or by reason of an obligation to a third party) in the registration of any shares of the Company's stock (other than a registration on Form S-4 and Form S-8), the Company shall include all of the Holder's Remaining Warrant Shares in such registration statement at no cost or expense to the Holder (other than any costs or commissions which would be borne by the Holder under the terms of the Pro Tech Registration Rights Agreement). The Holder's rights under this Section 4 shall expire at such time as the Holder can sell all of the Remaining Warrant Shares under Rule 144 without volume or other restrictions or limit.

     5. Cashless Exercise. Any other provision of this Warrant to the contrary notwithstanding, if the effective date of the Registration Statement has not occurred on or before the first anniversary of the Grant Date of this Warrant due to the sole act or omission of the Company, the Holder will have the right (in addition to any other rights contemplated by the Transaction Documents (as defined in the Securities Purchase Agreement) to exercise any remaining unexercised portion of this Warrant by means of "cashless" exercise. If the Holder elects a "cashless" exercise, the Holder shall thereby be entitled to receive a number of shares of Common Stock equal to (x) the excess of the Current Market Value (as defined below) over the total cash exercise price of the portion of the Warrant then being exercised, divided by (y) the Market Price of the Common Stock (as defined below) as of the conversion date. For purposes of this Section 5, (i) the "Current Market Value" shall be an amount equal to the Market Price of the Common Stock as of the conversion date, multiplied by the number of shares of Common Stock specified in such Warrant Exercise Form, and (ii) "Market Price of the Common Stock" shall be the closing price of the Common Stock as reported by Bloomberg, LP or, if not so reported, as reported by the securities exchange or automated quotation system on which the Common Stock is listed or on the over-the-counter market for the relevant date.

     6. Fractional Shares. The Company shall not issue any fraction of a share of Common Stock upon any exercise of this Warrant. All shares of Common Stock (including fractions thereof) issuable upon the exercise of this Warrant thereof shall be aggregated for purposes of determining whether the exercise would result in the issuance of a fraction of a share of Common Stock. If, after the aforementioned aggregation, the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share.

     7. Exchange, Transfer, Assignment of Loss of Warrant. This Warrant is not registered under the 1933 Act nor under any applicable state securities law or regulation. This Warrant cannot be sold, exchanged, transferred, assigned or otherwise disposed of unless registered pursuant to the provisions of the 1933 Act or an opinion of counsel in form and content satisfactory to the Company is obtained stating that such disposition is in compliance with an available exemption from registration. Any such disposition must also comply with applicable state securities laws and regulations.

     8. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     9. Redemption. This Warrant is not redeemable by the Company.

     10. Anti-Dilution Provisions.

     10.1  Adjustment  for  dividends  in  Other  Securities,   Property,  Etc.:
Reclassification, Etc. In case at any time or from time to time after the Grant Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible shareholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Company at the Grant Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive, subject to the limitations and restrictions set froth above, the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Grant Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Grant Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Grant Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by
Section 10.2.

     10.2 Adjustment for Reorganization, Consolidation, Merger, Etc. In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Grant Date or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in
Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in
Section 10.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

     10.3 Certificate as to Adjustments. In each case of an adjustment in the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Company at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any additional shares of Common Stock issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the pro forma adjusted Exercise Price. The Company will forthwith mail a copy of each such certificate to the holder of this Warrant.

     10.4 Notices of Record Date, Etc.

     In case:

          (a) the Company shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

          (b) of any capital reorganization of the Company (other than a stock split or reverse stock split), any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Company to another corporation; or

          (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five (5) days prior to said date.


     11. Legend. In the event of the exercise of this Warrant and the issuance of any of the Warrant Share hereunder, all certificates representing Warrant Share shall bear on the face thereof substantially the following legends, insofar as is consistent with Florida law:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN
          EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

     12. Applicable Law. This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida and of the United States of America.

     13. Notice. Notices and other communications to be given to the Holder of the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if (a) delivered personally, sent by facsimile transmission, or mailed, (b) addressed in the name and at the address of such owner appearing on the records of the Company, and (c) if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Company shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Company at 3311 Industrial 25th Street, Fort Pierce, Florida 34946, Attention: President, or at such other address as the Company shall have designated by written notice to such registered owner as herein provided, notice by mail shall be deemed given when deposited in the United States mail as herein provided.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year set forth below.

Dated:  September 29, 2000

                          PRO TECH COMMUNICATIONS, INC.



                              By: /s/ RICHARD HENNESSEY
                              Name: Richard Hennessey
                              Title: President and Secretary

                              WARRANT EXERCISE FORM

         (To be executed by the Holder in order to Exercise the Warrant)

            TO:      Pro Tech Communications, Inc.
                     3311 Industrial 25th Street
                     Fort Pierce, Florida 34946
                     Attention:  Richard Hennessey, President

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing _________ shares of common stock of Pro Tech
Communications, Inc. (the "Company"), par value $.001 per share ("Warrant Shares") and hereby makes payment at the rate of $0.50 per share, or an aggregate of $________, in payment for the Warrant Shares.

     The undersigned acknowledges that any sales by the undersigned of the securities issuable to the undersigned upon exercise of the Warrants shall be made: (A) pursuant to (i) a registration statement effective under the Securities Act of 1933, as amended (the "Act"), or (ii) an opinion of counsel in form and content reasonably satisfactory to the Company that such sale is exempt from registration required by Section 5 of the Act; and (B) in compliance with applicable state securities laws and those of any other applicable jurisdiction.


Dated:
        ----------------------


                                             Name of Warrant Holder


                                             Signature

ACKNOWLEDGED AND AGREED:

PRO TECH COMMUNICATIONS, INC.

By: _____________________________
Name:___________________________
Title:____________________________

Date:____________________________




                       INSTRUCTIONS FOR ISSUANCE OF STOCK
                       ----------------------------------
         (IF OTHER THAN TO THE REGISTERED HOLDER OF THE WITHIN WARRANT)



Name:     ________________________________________________________
            (Please type or print in block letters)

Address:  ________________________________________________________

Social Security or Taxpayer Identification Number:  ______________________